                                                                   Exhibit 99.12

                                       FORM OF

                            NON-NEGOTIABLE PROMISSORY NOTE

$700,000                                                          April 28, 1994

    FOR VALUE RECEIVED, FENTON HILL FLORIDA, INC., a Florida corporation (the "Borrower"), promises to pay to Fenton Hill American Limited, a Maryland corporation (the "Lender"), the principal amount of Seven Hundred Thousand Dollars ($700,000) (the "Principal Amount") in five (5) equal principal installments (the "Principal Installments") in the amount of One Hundred Forty Thousand Dollars ($140,000) each, payable on the 30th day of each April in each year beginning on April 30, 1997 and ending on April 30, 2001, it being acknowledged and agreed that subject to the terms of this Note, interest only shall be payable until April 30, 1997.

    Additionally, the Borrower promises to pay to the Lender interest on the unpaid balance of the Principal Amount from the date hereof until the maturity of this Note (whether by acceleration, declaration, extension, or otherwise) at a floating and fluctuating per annum rate of interest equal at all times to the Prime Rate of Interest (as defined below) in effect from time to time. Interest accrued on the unpaid balance of the Principal Amount of this Note from the date hereof until the maturity of this Note (whether by acceleration, declaration, extension, or otherwise) during each year or portion thereof shall be paid by the Borrower to the Lender on January 31, April 30, July 31 and October 31 of each year, commencing with July 31, 1994 and on each July 31, October 31, January 31 and April 30 thereafter until the maturity of this Note (whether by acceleration, declaration, extension, or otherwise).

    The term "Prime Rate of Interest" as used herein means the floating and fluctuating per annum prime rate of interest of The First National Bank of Maryland (the "Bank") as established and declared by the Bank from time to time, adjusted quarterly on each February 1, May 1, August 1 and November 1. Each time the Prime Rate of Interest shall change, the rate of interest on the unpaid balance of the Principal Amount shall change effective as of such February 1, May 1, August 1 or November 1, as the case may be. Interest shall be computed on the basis of a 360-day year and the actual number of days elapsed.

    The Lender's rights under this Note shall not be assignable in whole or in part by the Lender without the express written consent of the Borrower.

    After the maturity of this Note (whether by acceleration, declaration, extension, or otherwise), the Borrower promises to pay to the Lender upon demand interest on the unpaid balance of the Principal Amount from the date of such maturity until the Principal Amount together with all accrued and unpaid interest has been paid in full, at a rate equal at all times to the Prime Rate of Interest in effect from time to time, plus two percent (2%) per annum.

    If the Borrower fails to make any payments as and when due and payable of any principal of or interest on the Note, the Borrower shall pay to the Lender on demand a late charge equal to five percent (5%) of the amount of any such payment.

    All payments on account of this Note, when paid, shall be applied first to the payment of all interest then due on the unpaid balance of the Principal Amount and the balance, if any, shall be applied in reduction of the unpaid balance of the Principal Amount.

    The Borrower may prepay the unpaid balance of the Principal Amount at any time or in part from time to time without premium or penalty; provided that any such prepayment is accompanied by interest accrued and unpaid on the unpaid balance of the Principal Amount to the date of such prepayment. Partial prepayments of this Note shall be applied first to accrued and unpaid interest and then to the Principal Installments in the inverse order of their maturity.

    All payments of the unpaid balance of the Principal Amount and interest thereon shall be paid in lawful money of the United States of America during regular business hours at the address of the Lender at 6691 Baymeadow Drive, Glen Burnie, Maryland 21061 or at such other place as the Lender or may at any time or from time to time designate in writing to the Borrower.

    The Borrower waives (a) presentment or demand for payment of this Note, (b) notice of dishonor of this Note, (c) protest of dishonor of this Note, and (d) notice of non-payment of this Note.

    Any one of the following events constitutes an event of default ("Event of Default") under this Note: (a) failure of the Borrower to make any payment of principal or interest within five (5) days after receiving written notice of any payment being overdue; (b) failure of the Borrower to perform, observe, or comply with any other provisions of this Note; (c) failure of the Borrower generally to pay is debts when those debts become due; (d) filing by the Borrower of any petition for relief under the Bankruptcy Code or any similar federal or sate statute; (e) service upon the Borrower of any petition for relief under the Bankruptcy Code or under any federal or state bankruptcy, reorganization, arrangement, insolvency, receivership, or similar law, if that petition is not dismissed within 60 days after service upon the Borrower; (f) application by the Borrower for, or consent by the Borrower to, the appointment of a receiver, trustee, liquidator, or custodian of, for, or over the Borrower or any of its assets; (g) an assignment for the benefit of the creditors of the Borrower; (h) insolvency of the Borrower or attempt by the Borrower to take advantage of any insolvency law; (i) performance by the Borrower of any act of bankruptcy; or (j) dissolution, merger, consolidation, or reorganization of the Borrower or transfer of all or substantially all of the assets of the Borrower. Upon the occurrence of any Event of Default, the Lender may at the Lender's option declare the entire unpaid balance of the Principal Amount, together with all accrued and unpaid interest, to become immediately due and payable. The Lender's failure to exercise this option upon an Event of Default, however, does not constitute a waiver of the Lender's right to exercise this option in the event of a subsequent Event of Default.

    This Note shall be governed and construed under the internal laws, not the law of conflicts, of the State of Maryland.

    IN WITNESS WHEREOF,      the Borrower has caused this Note to be executed
in its name, under its seal, and on its behalf the day and year first written above.


WITNESS/ATTEST:                        FENTON HILL FLORIDA, INC.


                                       By: /s/ Susan H. Stackhouse(SEAL)
------------------                         ------------------------------
                                       Susan H. Stackhouse, President

                                       FORM OF

                            NON-NEGOTIABLE PROMISSORY NOTE


$700,000                                                          April 28, 1994

    FOR VALUE RECEIVED, FENTON HILL FLORIDA, INC., a Florida corporation (the "Borrower"), promises to pay to Fenton Hill American Limited, a Maryland corporation (the "Lender"), the principal amount of Seven Hundred Thousand Dollars ($700,000) (the "Principal Amount") in five (5) equal principal installments (the "Principal Installments") in the amount of One Hundred Forty Thousand Dollars ($140,000) each, payable on the 30th day of each April in each year beginning on April 30, 1997 and ending on April 30, 2001, it being acknowledged and agreed that subject to the terms of this Note, interest only shall be payable until April 30, 1997.

    Additionally, the Borrower promises to pay to the Lender interest on the unpaid balance of the Principal Amount from the date hereof until the maturity of this Note (whether by acceleration, declaration, extension, or otherwise) at a floating and fluctuating per annum rate of interest equal at all times to the Prime Rate of Interest (as defined below) in effect from time to time. Interest accrued on the unpaid balance of the Principal Amount of this Note from the date hereof until the maturity of this Note (whether by acceleration, declaration, extension, or otherwise) during each year or portion thereof shall be paid by the Borrower to the Lender on January 31, April 30, July 31 and October 31 of each year, commencing with July 31, 1994 and on each July 31, October 31, January 31 and April 30 thereafter until the maturity of this Note (whether by acceleration, declaration, extension, or otherwise).

    The term "Prime Rate of Interest" as used herein means the floating and fluctuating per annum prime rate of interest of The First National Bank of Maryland (the "Bank") as established and declared by the Bank from time to time, adjusted quarterly on each February 1, May 1, August 1 and November 1. Each time the Prime Rate of Interest shall change, the rate of interest on the unpaid balance of the Principal Amount shall change effective as of such February 1, May 1, August 1 or November 1, as the case may be. Interest shall be computed on the basis of a 360-day year and the actual number of days elapsed.

    The Lender's rights under this Note shall not be assignable in whole or in part by the Lender without the express written consent of the Borrower.

    After the maturity of this Note (whether by acceleration, declaration, extension, or otherwise), the Borrower promises to pay to the Lender upon demand interest on the unpaid balance of the Principal Amount from the date of such maturity until the Principal Amount together with all accrued and unpaid interest has been paid in full, at a rate equal at all times to the Prime Rate of Interest in effect from time to time, plus two percent (2%) per annum.

    If the Borrower fails to make any payments as and when due and payable of any principal of or interest on the Note, the Borrower shall pay to the Lender on demand a late charge equal to five percent (5%) of the amount of any such payment.

    All payments on account of this Note, when paid, shall be applied first to the payment of all interest then due on the unpaid balance of the Principal Amount and the balance, if any, shall be applied in reduction of the unpaid balance of the Principal Amount.

    The Borrower may prepay the unpaid balance of the Principal Amount at any time or in part from time to time without premium or penalty; provided that any such prepayment is accompanied by interest accrued and unpaid on the unpaid balance of the Principal Amount to the date of such prepayment. Partial prepayments of this Note shall be applied first to accrued and unpaid interest and then to the Principal Installments in the inverse order of their maturity.

    All payments of the unpaid balance of the Principal Amount and interest thereon shall be paid in lawful money of the United States of America during regular business hours at the address of the Lender at 6691 Baymeadow Drive, Glen Burnie, Maryland 21061 or at such other place as the Lender or may at any time or from time to time designate in writing to the Borrower.

    The Borrower waives (a) presentment or demand for payment of this Note, (b) notice of dishonor of this Note, (c) protest of dishonor of this Note, and (d) notice of non-payment of this Note.

    Any one of the following events constitutes an event of default ("Event of Default") under this Note: (a) failure of the Borrower to make any payment of principal or interest within five (5) days after receiving written notice of any payment being overdue; (b) failure of the Borrower to perform, observe, or comply with any other provisions of this Note; (c) failure of the Borrower generally to pay is debts when those debts become due; (d) filing by the Borrower of any petition for relief under the Bankruptcy Code or any similar federal or sate statute; (e) service upon the Borrower of any petition for relief under the Bankruptcy Code or under any federal or state bankruptcy, reorganization, arrangement, insolvency, receivership, or similar law, if that petition is not dismissed within 60 days after service upon the Borrower; (f) application by the Borrower for, or consent by the Borrower to, the appointment of a receiver, trustee, liquidator, or custodian of, for, or over the Borrower or any of its assets; (g) an assignment for the benefit of the creditors of the Borrower; (h) insolvency of the Borrower or attempt by the Borrower to take advantage of any insolvency law; (i) performance by the Borrower of any act of bankruptcy; or (j) dissolution, merger, consolidation, or reorganization of the Borrower or transfer of all or substantially all of the assets of the Borrower. Upon the occurrence of any Event of Default, the Lender may at the Lender's option declare the entire unpaid balance of the Principal Amount, together with all accrued and unpaid interest, to become immediately due and payable. The Lender's failure to exercise this option upon an Event of Default, however, does not constitute a waiver of the Lender's right to exercise this option in the event of a subsequent Event of Default.

    This Note shall be governed and construed under the internal laws, not the law of conflicts, of the State of Maryland.

    IN WITNESS WHEREOF, the Borrower has caused this Note to be executed in its name, under its seal, and on its behalf the day and year first written above.

WITNESS/ATTEST:                        FENTON HILL FLORIDA, INC.


                                       By: /s/ Susan H. Stackhouse(SEAL)
------------------                         ------------------------------
                                       Susan H. Stackhouse, President